Exhibit 8.1
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
SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)             125 BROAD STREET, NEW YORK 10004-2498
CABLE ADDRESS: LADYCOURT, NEW YORK                                     __________
FACSIMILE: (212) 558-3588 (125 Broad Street)
                                                   1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
                                                           444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                                             8, PLACE VENDOME, 75001 PARIS
                                                    ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                                                        101 COLLINS STREET, MELBOURNE 3000
                                                            2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                                             GLOUCESTER TOWER, 11 PEDDER STREET, HONG KONG
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                                         July 23, 1997




Goldman, Sachs & Co.,
   85 Broad Street,
      New York, New York  10004.

Ladies and Gentlemen:

                  As special tax counsel to GS Financial Products U.S., L.P. in connection with the offering of its 7% Mandatorily Exchangeable Notes due July 23, 1999 (Subject to Mandatory Exchange into Shares of Common Stock of Oxford Health Plans, Inc.) pursuant to the Pricing Supplement dated July 17, 1997 (the "Pricing Supplement") to the Prospectus dated December 28, 1995 and Prospectus Supplement dated January 3, 1996, we hereby confirm to you that in our opinion the statements set forth under the heading "United States Federal Income Tax Considerations" in the Pricing Supplement are a fair and accurate summary of the matters therein discussed.


                                         Very truly yours,


                                     /s/ SULLIVAN & CROMWELL
                                         SULLIVAN & CROMWELL